UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) ___September 21, 2021_______

American Environmental Energy, Inc.___________

(Exact name of registrant as specified in its charter)

__ _New York ____________________ _____ _____41-1619632 _

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

__ _ _________14 Wall Street, Office 2090, New York, NY 10005__ ____

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code_ (212) 618-1315  _ _____________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Risk Notice of American Environmental Energy, Inc.

Dear Shareholders and Investors:

We made significant efforts over the last months to produce the needed financial reports of American Environmental Energy, Inc. (symbol: AEEI) but have been unable to do so due to a deficiency of the financial information from 2003-2017. Therefore, AEEI is unable to provide the necessary filings with the SEC by September 28, 2021, as required by the amended Securities and Exchange Commission (“SEC”) Rule 15c2-11. To date, we have not received an official notice from the OTC Markets nor from SEC but expect something in the near future. When we receive the formal notice from OTC Markets, it will be posted immediately on the company’s website, www.1aeei.com.

We are requesting assistance from any historical shareholders of AEEI for documentation related to AEEI including but not limited to the stock issuance, financial statements, tax returns, HR, assets, liabilities, shareholder’s equity, lawsuits, contact information, business relationships, and all kinds of proofs of the company’s business activities and data from 2003 to 2017. If any of that information can be provided, please send them to info@1aeei.cm.

Thank you for your invaluable comments, advice, and understanding in advance.

Dr. Wenyi Yu

President, Director, CEO

American Environmental Energy, Inc.

14 Wall Street, New York, NY 10005

September 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

__ American Environmental Energy, Inc.___

(Registrant)

Date _September 21, 2021__

_________

Wenyi Yu, President, CEO (Signature)*

Print name and title of the signing officer under his signature.